UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2006

INTERNATIONAL SPEEDWAY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 West International Speedway Boulevard, Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

(386) 254-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
          Item 1.01 Entry into a Material Definitive Agreement.
          Item 1.02 Termination of a Material Definitive Agreement.
Section 2 - Financial Information
         Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Section 7 - Regulation FD
           Item 7.01 Regulation FD Disclosure
Section 8 - Other Items
           Item 8.01 Other Items

The Company closed on a five-year, $300 million revolving credit facility (the "2006 Facility") that can be utilized for general corporate purposes, including external growth opportunities. The 2006 Facility was jointly led by Citigroup Global Markets Inc. and SunTrust Bank, with Wachovia Bank, National Association acting as Administrative Agent. The three banks acted as Joint Bookrunners for the 2006 Facility, which was syndicated to a select group of lenders including: Bank of America, N.A. ("Bank of America"), JPMorgan Chase Bank, N.A. ("JPMorgan") and Regions Bank. Bank of America and JPMorgan also acted as Co-Documentation Agents. The 2006 Facility replaces ISC's prior $300 million revolving credit facility, which was scheduled to expire in September 2008 (the "2003 Facility"). The 2003 Facility was terminated on June 16, 2006 simultaneously with the closing on the 2006 Facility. The Company elected to terminate the 2003 Facility and enter into the 2006 Facility at this time to take advantage of favorable financial market conditions. The 2006 Facility is scheduled to terminate June 2011 unless extended.

Pricing on the 2006 Facility ranges from LIBOR + 0.3% to LIBOR + 0.8%, depending on ISC's highest debt rating as determined by Moody's or S&P. Comparable pricing on ISC's 2003 Facility ranged from LIBOR + 0.625% to LIBOR + 1.5%, and was also contingent on ISC's highest debt rating. The 2006 Facility also contains a feature that allows for ISC to increase the Facility to a total of $500 million, subject to certain conditions. Other than the more favorable pricing and the above feature, the material terms and condition so of the 2006 Facility are substantially identical to the 2003 Facility (the 2003 Facility has previously been filed).

The Company issued a press release on June 16, 2006 which reported the closing of the 2006 Facility.

A copy of the release is attached as an exhibit to this report.

Section 9 - Financial Statements and Exhibits

          Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The exhibits listed below shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release	Attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION
(Registrant)

Date: June 22, 2006	By:	/s/ Glenn R. Padgett
Glenn R. Padgett
Vice President, Chief Counsel - Operations